SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 25, 2003

(Date of earliest event reported)

Virginia Electric and Power Company

(Exact name of registrant as specified in its charter)

Virginia	1-2255	54-0418825
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 East Cary Street

Richmond, Virginia 23219

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On February 25, 2003, Virginia Electric and Power Company (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Barclays Capital Inc. and J.P. Morgan Securities Inc., as Representatives named in the Underwriting Agreement for the sale of $400,000,000 aggregate principal amount of the Company’s 2003 Series A 4.75% Senior Notes Due 2013. Such Senior Notes, which are designated the 2003 Series A 4.75% Senior Notes Due 2013 are a portion of the $2 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on July 31, 2002 (File No. 333-96973). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

Form of the Eighth Supplemental Indenture to the Company’s June 1, 1998 Senior Indenture, pursuant to which the 2003 Series A 4.75% Senior Notes Due 2013 will be issued, is filed as Exhibit 4.2 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Underwriting Agreement, dated February 25, 2003, between the Company and Barclays Capital Inc. and J.P. Morgan Securities Inc., as Representatives named in the Underwriting Agreement.

4.1

Form of Senior Indenture, dated as of June 1, 1998, between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (Exhibit 4(ii) to Form S-3 Registration No. 333-47119, as filed on February 27, 1998, incorporated by reference).

4.2

Form of Eighth Supplemental Indenture to the Senior Indenture pursuant to which the 2003 Series A 4.75% Senior Notes Due 2013 will be issued. The form of the 2003 Series A 4.75% Senior Notes Due 2013 is included as Exhibit A to the form of the Eighth Supplemental Indenture.

12	Computation of Ratio of Earnings to Fixed Charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY Registrant

/s/ James P. Carney
James P. Carney Assistant Treasurer

Date: February 27, 2003